Exhibit 99.1

For Release on April 25, 2013

TOWN SPORTS INTERNATIONAL HOLDINGS, INC. ANNOUNCES FIRST QUARTER 2013 FINANCIAL RESULTS

New York, NY – April 25, 2013 – Town Sports International Holdings, Inc. (“TSI” or the “Company”) (NASDAQ: CLUB), a leading owner and operator of health clubs located primarily in major cities from Washington, DC north through New England, operating under the brand names “New York Sports Clubs,” “Boston Sports Clubs,” “Washington Sports Clubs” and “Philadelphia Sports Clubs,” announced its results for the first quarter ended March 31, 2013.

First Quarter Overview:

•	Total member count increased 2,000 to 512,000 members in Q1 2013.

•	Membership attrition averaged 3.5% per month in Q1 2013 compared to 3.4% per month in Q1 2012.

•	Revenue decreased 3.0% in Q1 2013 compared to Q1 2012.

•	Comparable club revenue decreased 2.4% in Q1 2013 versus an increase of 4.5% in Q1 2012.

•	Ancillary club revenue decreased 9.0% in Q1 2013 compared to Q1 2012.

•	Net income increased 9.9% in Q1 2013 to $4.2 million compared to $3.9 million in Q1 2012. Diluted earnings per share were $0.18 in Q1 2013 compared to diluted earnings per share of $0.16 in Q1 2012.

•	EBITDA was $24.2 million in Q1 2013, a decrease of $0.8 million, or 3.4%, when compared to EBITDA of $25.1 million in Q1 2012 (Refer to the reconciliation below).

Robert Giardina, Chief Executive Officer of TSI, commented: “After a slow start in January, I am pleased that we were able to achieve our EBITDA and earnings expectations by keeping our expenses well under control. I am confident we have the right team and initiatives in place to improve on the ancillary revenue shortfalls we experienced in the quarter. Our business continues to generate strong cash flows with a $16.6 million increase in cash in this first quarter alone. We will continue to increase our cash balance for the remainder of 2013, but at a slower pace than this first quarter as we plan to capitalize on the acquisition opportunities we continue to see in the markets we do business.”

First Quarter Ended March 31, 2013 Financial Results:

Revenue (in thousands):

	Quarter Ended March 31,
	2013		2012
	Revenue	% Revenue	Revenue	% Revenue	% Variance
Membership dues	$90,742	76.1%	$93,263	75.9%	(2.7)%
Joining fees	3,825	3.2%	2,566	2.1%	49.1%

Membership revenue	94,567	79.3%	95,829	78.0%	(1.3)%

Personal training revenue	16,430	13.8%	17,621	14.3%	(6.8)%
Other ancillary club revenue	7,138	6.0%	8,284	6.7%	(13.8)%

Ancillary club revenue	23,568	19.8%	25,905	21.0%	(9.0)%
Fees and other revenue	1,029	0.9%	1,178	1.0%	(12.6)%

Total revenue	$119,164	100.0%	$122,912	100.0%	(3.0)%

Total revenue for Q1 2013 decreased $3.7 million, or 3.0%, compared to Q1 2012. Revenue at clubs operated for over 12 months (“comparable club revenue”) decreased 2.4% in Q1 2013. Memberships in our comparable clubs decreased 2.5% and ancillary club revenue, joining fees and other revenue decreased 0.8%. These decreases were partially offset by a 0.9% increase in the price of our dues and fees.

The increase in joining fees revenue of 49.1% was, in part, due to the impact of a change in the estimated average membership life of unrestricted members from 27 months to 25 months effective on January 1, 2013. This change contributed approximately $604,000 of the increase in joining fees revenue as these fees are now recognized into revenue over a shorter estimated average membership life.

Operating expenses:

	Quarter Ended March 31,
	2013	2012
	Expense % of Revenue		Expense % Variance
Payroll and related	37.4%	38.5%	(5.9)%
Club operating	37.1%	36.7%	(2.1)%
General and administrative	5.7%	4.8%	14.4%
Depreciation and amortization	10.2%	10.5%	(5.5)%

Operating expenses	90.4%	90.5%	(3.2)%

Total operating expenses decreased $3.6 million, or 3.2%, in Q1 2013 compared to Q1 2012. Operating margin was 9.6% for Q1 2013 compared to 9.5% in Q1 2012. The decrease in operating expense was driven by a 1.5% decrease in the total months of club operation from 474 in Q1 2012 to 467 in Q1 2013 as well as the following factors:

Payroll and related. Payroll and related expenses decreased $2.8 million, or 5.9%, to $44.5 million in Q1 2013 compared to $47.4 million in Q1 2012. The decrease was primarily due to decreases in personal training payroll directly related to the decline in personal training revenue, decreases in club commissions and bonuses related to the decrease in performance and decreases in management incentive bonuses.

Club operating. Club operating expenses decreased $931,000, or 2.1%, to $44.2 million in Q1 2013 compared to $45.1 million in Q1 2012, primarily due to declines in rent and occupancy expenses, utilities and laundry and towel related expenses.

General and administrative. The increase in general and administrative expenses in Q1 2013 was driven by increases in legal fees as well as club acquisition related fees incurred during Q1 2013.

Depreciation and amortization. Depreciation and amortization expense for Q1 2013 decreased primarily due to a decline in our depreciable fixed asset base. Contributing to this was our limited number of club openings over the past three years.

Net income for Q1 2013 was $4.2 million compared to net income of $3.9 million for Q1 2012.

Cash flow from operating activities for the three months ended March 31, 2013 totaled $21.8 million, an increase of $5.4 million from the corresponding period in 2012. This increase was primarily driven by increases in cash flows resulting from the timing of certain payments and collections made associated with deferred revenue and our accounts receivable as well as a decrease in cash paid for interest of $1.1 million.

Second Quarter 2013 Financial Outlook:

Based on the current business environment, recent performance and current trends in the marketplace and the assumption that the pending FitCorp acquisition will close in the latter half of the second quarter, and subject to the risks and uncertainties inherent in forward-looking statements, our outlook for the second quarter of 2013 includes the following:

•

Revenue for Q2 2013 is expected to be between $120.5 million and $121.5 million versus $122.2 million for Q2 2012. As percentages of revenue, we expect Q2 2013 payroll and related expenses to be approximately 37.0% and club operating expenses to approximate 37.5%. We expect general and administrative expenses to approximate $6.6 million, depreciation and amortization to approximate $12.0 million and net interest expense to approximate $5.4 million.

•

We expect net income for Q2 2013 to be between $4.25 million and $4.75 million, and diluted earnings per share to be in the range of $0.18 per share to $0.20 per share, assuming a 39% effective tax rate and approximately 24.0 million weighted average fully diluted shares outstanding.

•	We estimate that EBITDA will approximate $25.0 million in Q2 2013.

Investing Activities Outlook:

For the year ending December 31, 2013, we currently plan to invest $37.0 million to $42.0 million in capital expenditures compared to $22.5 million of capital expenditures in 2012. This amount includes approximately $11.5 million to $17.0 million related to potential 2013 and 2014 club openings, inclusive of amounts for our acquisition of the Fitcorp chain in Boston and planned renovations at these clubs as well as the separate single club acquired in Manhattan. The total capital expenditures also includes approximately $17.0 million to $18.0 million to continue enhancing or upgrading existing clubs and approximately $4.5 million to $5.0 million principally related to major renovations at clubs with recent lease renewals and to upgrade our in-club entertainment system network. We also expect to invest approximately $2.5 million to $3.0 million to enhance our management information and communication systems. We expect these capital expenditures to be funded by cash flow provided by operations and available cash on hand.

Forward-Looking Statements:

Statements in this release that do not constitute historical facts, including, without limitation, statements under the captions “Second Quarter 2013 Financial Outlook” and “Investing Activities Outlook”, other statements regarding future financial results and performance and potential sales revenue and other statements that are predictive in nature or depend upon or refer to events or conditions, or that include words such as “expects,” “anticipated,” “intends,” “plans,” “believes,” “estimates” or “could”, are “forward-looking” statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to various risks and uncertainties, many of which are outside the Company’s control, including, among others, the level of market demand for the Company’s services, economic conditions affecting the Company’s business, the geographic concentration of the Company’s clubs, competitive pressures, the ability to achieve reductions in operating costs and to continue to integrate acquisitions, environmental initiatives, any security and privacy breaches involving customer data, the application of Federal and state tax laws and regulations, the levels and terms of the Company’s indebtedness, and other specific factors discussed herein and in other releases and public filings made by the Company (including the Company’s reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission). The Company believes that all forward-looking statements are based on reasonable assumptions when made; however, the Company cautions that it is impossible to predict actual results or outcomes or the effects of risks, uncertainties or other factors on anticipated results or outcomes and that, accordingly, one should not place undue reliance on these statements. Forward-looking statements speak only as of the date they were made, and the Company undertakes no obligation to update these statements in light of subsequent events or developments. Actual results may differ materially from anticipated results or outcomes discussed in any forward-looking statement.

About Town Sports International Holdings, Inc.:

New York-based Town Sports International Holdings, Inc. is a leading owner and operator of fitness clubs in the Northeast and mid-Atlantic regions of the United States and, through its subsidiaries, operated 159 fitness clubs as of March 31, 2013, comprising 108 New York Sports Clubs, 25 Boston Sports Clubs, 17 Washington Sports Clubs (two of which are partly-owned), six Philadelphia Sports Clubs, and three clubs located in Switzerland. These clubs collectively served approximately 512,000 members. For more information on TSI, visit http://www.mysportsclubs.com.

The Company will hold a conference call on Thursday, April 25, 2013 at 4:30 PM (Eastern) to discuss the first quarter results. Robert Giardina, Chief Executive Officer, and Dan Gallagher, Chief Financial Officer, will host the conference call. The conference call will be Web cast and may be accessed via the Company’s Investor Relations section of its Web site at www.mysportsclubs.com. A replay and transcript of the call will be available via the Company’s Web site beginning April 26, 2013.

From time to time we may use our Web site as a channel of distribution of material company information. Financial and other material information regarding the Company is routinely posted on and accessible at http://www.mysportsclubs.com. In addition, you may automatically receive email alerts and other information about us by enrolling your email by visiting the “Email Alerts” section at http://www.mysportsclubs.com.

Town Sports International Holdings, Inc., New York

Contact Information:

Investor Contact:

(212) 246-6700 extension 1650

Investor.relations@town-sports.com

or

ICR, Inc.

Joseph Teklits / Farah Soi

(203) 682-8390

farah.soi@icrinc.com

TOWN SPORTS INTERNATIONAL HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

March 31, 2013 and December 31, 2012

(All figures in thousands)

(Unaudited)

	March 31, 2013	December 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$54,347	$37,758
Accounts receivable, net	3,890	6,508
Inventory	457	438
Deferred tax assets, net	19,288	24,897
Prepaid corporate income taxes	518	550
Prepaid expenses and other current assets	8,313	9,866

Total current assets	86,813	80,017
Fixed assets, net	251,948	256,871
Goodwill	32,778	32,824
Intangible assets, net	102	—
Deferred tax assets, net	12,396	9,296
Deferred membership costs	10,529	10,811
Other assets	11,663	14,091

Total assets	$406,229	$403,910

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Current portion of long-term debt	$26,000	$15,787
Accounts payable	6,507	7,467
Accrued expenses	24,183	27,053
Accrued interest	244	89
Dividends payable	304	305
Deferred revenue	42,730	37,138

Total current liabilities	99,968	87,839
Long-term debt	284,578	294,552
Dividends payable	757	799
Deferred lease liabilities	60,216	61,732
Deferred revenue	3,271	3,889
Other liabilities	8,098	10,595

Total liabilities	456,888	459,406
Stockholders’ deficit:
Common stock	24	24
Additional paid-in capital	(15,663)	(16,326)
Accumulated other comprehensive income	1,165	1,226
Accumulated deficit	(36,185)	(40,420)

Total stockholders’ deficit	(50,659)	(55,496)

Total liabilities and stockholders’ deficit	$406,229	$403,910

TOWN SPORTS INTERNATIONAL HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

For the Three Months Ended March 31, 2013 and 2012

(All figures in thousands except share and per share data)

(Unaudited)

	Three Months Ended March 31,
	2013	2012
Revenues:
Club operations	$118,135	$121,734
Fees and other	1,029	1,178

	119,164	122,912

Operating Expenses:
Payroll and related	44,548	47,359
Club operating	44,200	45,131
General and administrative	6,789	5,933
Depreciation and amortization	12,148	12,860

	107,685	111,283

Operating income	11,479	11,629
Interest expense	5,350	5,931
Interest income	(1)	(10)
Equity in the earnings of investees and rental income	(609)	(588)

Income before provision for corporate income taxes	6,739	6,296
Provision for corporate income taxes	2,508	2,446

Net income	$4,231	$3,850

Earnings per share:
Basic	$0.18	$0.17
Diluted	$0.18	$0.16
Weighted average number of shares used in calculating earnings per share:
Basic	23,875,260	23,118,028
Diluted	24,172,625	23,840,907

TOWN SPORTS INTERNATIONAL HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Three Months Ended March 31, 2013 and 2012

(All figures in thousands)

(Unaudited)

	Three Months Ended March 31,
	2013	2012
Cash flows from operating activities:
Net income	$4,231	$3,850
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	12,148	12,860
Amortization of debt discount	239	97
Amortization of debt issuance costs	273	288
Non-cash rental expense, net of non-cash rental income	(1,496)	(859)
Share-based compensation expense	656	329
Decrease in deferred tax asset	2,434	2,413
Net change in certain operating assets and liabilities	3,507	(1,451)
Decrease (increase) in deferred membership costs	282	(750)
Landlord contributions to tenant improvements	—	663
Decrease in insurance reserves	(491)	(589)
Other	(16)	(447)

Total adjustments	17,536	12,554

Net cash provided by operating activities	21,767	16,404

Cash flows from investing activities:
Capital expenditures	(4,581)	(2,348)
Acquisition of business	(504)	—

Net cash used in investing activities	(5,085)	(2,348)

Cash flows from financing activities:
Principal payments on 2011 Term Loan Facility	—	(20,257)
Cash dividends paid	(39)	—
Proceeds from stock option exercises	13	349
Tax benefit from stock option exercises	—	326

Net cash used in financing activities	(26)	(19,582)
Effect of exchange rate changes on cash	(67)	37

Net increase (decrease) in cash and cash equivalents	16,589	(5,489)
Cash and cash equivalents beginning of period	$37,758	$47,880

Cash and cash equivalents end of period	$54,347	$42,391

Summary of the change in certain operating assets and liabilities:
Decrease (increase) in accounts receivable	$2,604	$(2,421)
(Increase) decrease in inventory	(20)	128
Decrease in prepaid expenses and other current assets	1,035	1,215
Decrease in accounts payable, accrued expenses and accrued interest	(5,062)	(7,082)
Change in prepaid corporate income taxes and corporate income taxes payable	32	(308)
Increase in deferred revenue	4,918	7,017

Net change in certain working capital components	$3,507	$(1,451)

TOWN SPORTS INTERNATIONAL HOLDINGS, INC. AND SUBSIDIARIES

Reconciliation of Net Cash Provided by Operating Activities to EBITDA

For the Three Months Ended March 31, 2013 and 2012

(All figures in thousands)

(Unaudited)

	Three Months Ended March 31,
	2013	2012
Net cash provided by operating activities	$21,767	$16,404
Interest expense, net of interest income	5,349	5,921
Provision for corporate income taxes	2,508	2,446
Changes in operating assets and liabilities	(3,507)	1,451
Amortization of debt discount	(239)	(97)
Amortization of debt issuance costs	(273)	(288)
Share-based compensation expense	(656)	(329)
Landlord contributions to tenant improvements	—	(663)
Non-cash rental expense, net of non-cash rental income	1,496	859
Decrease in insurance reserves	491	589
Decrease in deferred tax asset	(2,434)	(2,413)
(Decrease) increase in deferred membership costs	(282)	750
Other	16	447

EBITDA	$24,236	$25,077

Note:	EBITDA consists of net income plus interest expense (net of interest income), provision for corporate income taxes, and depreciation and amortization.

TOWN SPORTS INTERNATIONAL HOLDINGS, INC. AND SUBSIDIARIES

Reconciliation of Estimated and Actual Net Cash Provided by Operating Activities to EBITDA

For the Quarter Ending June 30, 2013 and the Quarter Ended June 30, 2012

(All figures in thousands)

(Unaudited)

	Estimated
	Q2 2013	Q2 2012
Net cash provided by operating activities	$14,600	$18,624
Interest expense, net of interest income	5,400	5,546
Provision for corporate income taxes	2,875	3,465
Changes in operating assets and liabilities	6,000	844
Amortization of debt discount	(240)	(95)
Amortization of debt issuance costs	(273)	(287)
Share-based compensation expense	(400)	(241)
Landlord contribution to tenant improvements	(750)	(332)
Non-cash rental expense, net of non-cash rental income	1,000	1,518
Decrease in deferred tax asset	(2,500)	(2,502)
Decrease in insurance reserves	—	743
Increase in deferred member costs	(100)	277
Other	(612)	(713)

EBITDA	$25,000	$26,847

Non-GAAP Financial Measures – EBITDA and Adjusted EBITDA

EBITDA consists of net income plus interest expense (net of interest income), provision for corporate income taxes, and depreciation and amortization. Adjusted EBITDA is the Company’s EBITDA excluding loss on extinguishment of debt, any fixed asset or goodwill impairments and, in the case of Q4 2012 and full year-2012, charges in connection with the Company’s special dividend payment and incremental share-based compensation expense resulting from option modifications. EBITDA is not a measure of liquidity or financial performance presented in accordance with GAAP. EBITDA, as we define it, may not be identical to similarly titled measures used by some other companies.

EBITDA has material limitations as an analytical tool and should not be considered in isolation or as a substitute for cash flows from operating activities, operating income or other cash flow or income data prepared in accordance with GAAP. The items excluded from EBITDA, but included in the calculation of reported net income, are significant components of the consolidated statements of cash flows and income, and must be considered in performing a comprehensive assessment of our liquidity.

EBITDA excludes, among other items, the effect of depreciation and amortization, which is a significant component of our reported GAAP data. Depreciation and amortization, which is a non-cash item, totaled $12.1 million in the quarter ended March 31, 2013. Although a premise underlying depreciation and amortization is that it will be reinvested in our business to restore, replenish or purchase property, equipment and other related assets, the funds represented by depreciation and amortization could, in the Company’s discretion, be utilized for other purposes (e.g., debt service). Accordingly, EBITDA may be useful as a supplemental measure to GAAP financial data for demonstrating our ability to satisfy our liquidity and capital resource requirements.

Investors or prospective investors in the Company regularly request EBITDA as a supplemental analytical measure to, and in conjunction with, our GAAP financial data. We understand that these investors use EBITDA, among other things, to assess our ability to service our existing debt and to incur debt in the future, to evaluate our executive compensation programs, to assess our ability to fund our capital expenditure program, and to gain insight into the manner in which the Company’s management and board of directors analyze our liquidity. We believe that investors find the inclusion of EBITDA in our press releases to be useful and helpful to them.

Our management and board of directors also use EBITDA as a supplemental measure to our GAAP financial data for purposes broadly similar to those used by investors.

The purposes to which EBITDA may be used by investors, and is used by our management and board of directors, include the following:

•	The Company is required to comply with financial covenants and borrowing limitations that are based on variations of EBITDA as defined in our 2011 Senior Credit Facility, as amended.

•

Our discussions with prospective lenders and investors in recent years, including in relation to our 2011 Senior Credit Facility have confirmed the importance of EBITDA in their decision-making processes relating to the making of loans to us or investing in our debt securities.

•	The Company uses EBITDA as a key factor in determining annual incentive bonuses for executive officers (as discussed in our proxy statement).

•

The Company considers EBITDA to be a useful supplemental measure to GAAP financial data because it indicates our ability to generate funds sufficient to make capital expenditures (including for the opening of new clubs and the upgrading of existing clubs) as well as to undertake initiatives to enhance our business by offering new products and services in accordance with our strategy.

•	Quarterly, equity analysts who follow our company often report on our EBITDA with respect to valuation commentary.

Adjusted EBITDA has similar uses and limitations as EBITDA and, in all periods presented, Adjusted EBITDA is the same as EBITDA. We do not, and investors should not, place undue reliance on EBITDA or Adjusted EBITDA as a measure of our liquidity.